Exhibit 23(b)


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-4 of BellSouth Corporation of our report dated January 31, 1996 related to the consolidated financial statements of Wireless Cable of Atlanta, Inc. and Subsidiary as of December 31, 1995 and for the year then ended and to all references to our Firm included in this Form S-4.



April 23, 1997                      Blackwell, Poole & Company
                                    Certified Public Accountants

                                    By:  Gerald L. Whalen
                                    Title:  Partner